Exhibit 16






October 2, 1998

Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

To Whom it May Concern:

We have been furnished with a copy of the amended response to Item 4 of Form 8-K/A for the event that occurred on September 11, 1998, to be filed by our former client ITEX Corporation. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very Truly Yours,

/s/ Andersen Andersen & Strong L.C.
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Andersen Andersen & Strong L.C.